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                                                                    EXHIBIT 99.3

                                     CONSENT
                                       OF
                                  PURE STRATEGY

Pure Strategy hereby consents to the summary of the market information contained in our 2002 SABRE Report titled Plastic Siding and Windows in the U.S. and Canada -- in the Registration Statement on Form S-4 of Associated Materials Incorporated (the Company) relating to the exchange offering of $165,000,000 of 9 3/4% Senior Subordinated Notes due 2012 (Commission File No. 333-92010), including all amendments thereto. The Company acknowledges that Pure Strategy compiles the data received by it from manufacturers, retailers, distributors, installers, home builders and remodelers, trade associations, government sources and other consulting and marketing research firms. As a result, Pure Strategy cannot guarantee the accuracy or completeness of such data. PURE STRATEGY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA OR RESULTS TO BE OBTAINED BY THE COMPANY OR OTHERS FROM THE USE OF THE DATA.

The Company hereby agrees to indemnify Pure Strategy for any third party claims that may arise out of the use of the summary of the data in the Company's Registration Statements referred to above. IN NO EVENT SHALL PURE STRATEGY BE LIABLE TO THE COMPANY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING BY PURE STRATEGY OF THE DATA TO THE COMPANY AS SET FORTH HEREIN.

Pure Strategy's consent to the filing of this Consent in the Company's Registration Statements shall not be deemed to be an admission that Pure Strategy is an expert within the meaning of Rule 436 under the Securities Act of 1933, as amended.

This Consent will not be valid unless signed by both parties.


                                  PURE STRATEGY





By: /S/ H.L. Bootier                       8/29/02
   --------------------------------------------------------
        H.L. Bootier                         (Date)
Title:  Principal, Pure Strategy




                        ASSOCIATED MATERIALS INCORPORATED





By:  /S/ D. Keith Lavanway                 8/29/02
   ----------------------------------------------------------
            D. Keith Lavanway                (Date)

Title:      Vice President,
            Chief Financial Officer,
            Treasurer and Secretary